Exhibit 13(d)

Third Amendment to Transfer Agency and Service Agreement

This THIRD AMENDMENT (“Amendment”), made as of the 1st day of October 2010, is to the Transfer Agency and Service Agreement dated as of December 18, 2006. as amended (the “Agreement”), by and between each of the MFS closed-end investment companies listed on Exhibit A separately and not jointly, each being a Massachusetts business trust (each a “Fund”), having its principal office and place of business at 500 Boylston Street, Boston, Massachusetts 02116 (collectively, the “Customer”), Computershare Inc., f/k/a Computershare Shareholder Services, Inc., a Delaware corporation. and its fully owned subsidiary Computershare Trust Company, N. A., a federally chartered trust company doing business at 250 Royall Street, Canton, Massachusetts 02021 (collectively, the “Transfer Agent”).

WHEREAS, under the terms of the Agreement, each Fund appointed the Transfer Agent its transfer agent, and the Transfer Agent agreed so to act as transfer agent; and

WHEREAS, the detailed definition, frequency, limitations and associated costs (if any) of the services provided by the Transfer Agent under the Agreement are set forth on the Fee and Service Schedule for Stock Transfer Services to the Agreement (the “Fee and Service”); and

WHEREAS, the Customer and the Transfer Agent agree that the MFS California Insured Municipal Fund is redesignated MFS California Municipal Fund;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and sufficient consideration, the receipt of which each party hereby acknowledges, the parties hereto each agree as follows:

l. Exhibit A to the Agreement and Exhibit B to the Fee and Service Schedule (the “Exhibits”) shall be amended. Forms of the Exhibits, as amended, are attached hereto.

2. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

On behalf of each of the MFS closed-end Investment companies listed on Exhibit A to The Agreement:	Computershare Inc. Computershare Trust Company, N.A. On Behalf of both Entities

By:	By:

Name:	Maria Dwyer	Name:	Dennis V. Moccia

Title:	Fund President	Title:	Manager Contract Administration
Authorized representative and not individually		Authorized representative and not individually

[SIGNATURE PAGE TO THIRD AMENDMENT TO
TRANSFER AGENCY AND SERVICE AGREEEMENT]

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EXHIBIT A

TO THE TRANSFER AGENCY AND SERVICE AGREEMENT

DATED DECEMBER 18, 2006, AS AMENDED OCTOBER 1, 2010

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS Intermarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

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EXHIBIT B

TO THE FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

AS AMENDED OCTOBER 1, 2010

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS Intermarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

200375